AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of MARCH 31, 2008, will serve to set forth the terms of the financing transactions by and among PLAINSCAPITAL BANK, a Texas state bank (together with its successors and assigns, “Lender”) and AVATAR SYSTEMS, INC., a Texas corporation (“Debtor”).

RECITALS

WHEREAS, Debtor and Lender entered into a LOAN AND SECURITY AGREEMENT dated as of AUGUST 16, 2006 (as amended, renewed and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby.

2. Amendments.

(a) Amendment to Section 9(b). Section 9(b) is hereby amended in its entirety to read as follows:
(b) Adjusted Debt/Tangible Net Worth. Debtor will maintain, as of MARCH 31, 2008, a ratio of (1) Adjusted Debt, to (2) Tangible Net Worth of not greater than 2.50 to 1.00.

(b) Amendment to Section 9(c). Section 9(c) of the Agreement is hereby amended in its entirety to read as follows:

(c) Minimum Free Cash Flow to Certain Fixed Cost. Debtor will maintain, as of MARCH 31, 2008, a ratio of (i) Free Cash Flow, to (ii) Current Maturities of Long-Term Indebtedness plus interest expense and rent payments for such period (“Fixed Costs”) equal to or greater than 1.25 to 1.00.

(c) Amendment to Section 9(d). Section 9(d) of the Agreement is hereby amended in its entirety to read as follows:

(d) Current Ratio. Debtor will maintain, as of MARCH 31, 2008, a ratio of (i) current assets, to (ii) current liabilities of not less than 1.15 to 1.00.

3. Conditions Precedent. The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

4. Waiver. Debtor hereby acknowledges, confirms and agrees that Debtor is currently in default under Section 13(b) of the Agreement by reason of Debtor’s failure to comply with the provisions of Sections 9 (b-d) of the Agreement (the “Existing Defaults”). Debtor acknowledges and agrees that certain other Events of Default or events which with notice and/or the passage of time would be an Event of Default may exist and are continuing and that this Agreement relates only to the Existing Defaults. In consideration of and expressly conditioned upon Debtor’s timely and strict compliance with the Loan Documents to which Debtor is a party and the terms and conditions set forth herein, Lender agrees to waive the Existing Defaults.

AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 1
PLAINSCAPITAL BANK - AVATAR SYSTEMS, INC.

Exhibit 10.1

5. Ratifications. Except as expressly modified and superseded by this Amendment, the Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the advances under the Note and all obligations under the Loan Documents. Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future Collateral.

6. Representations, Warranties and Confirmations. Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not and will not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

7. Release. Each Obligor hereby acknowledges and agrees that there are no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of such Obligor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that no Obligor has no right to seek affirmative relief or damages of any kind or nature from Lender. To the extent any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights exist, each Obligor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever, whether known or unknown, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

8. Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Amendment shall be bound hereby until all parties have executed a counterpart of this Amendment hereto.

9. FINAL AGREEMENT. THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED BY THIS AMENDMENT REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 2
PLAINSCAPITAL BANK - AVATAR SYSTEMS, INC.

Exhibit 10.1

10. Reference to Agreement. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to the Agreement shall mean and refer to the Agreement as amended hereby.

11. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

12. Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

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AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 3
PLAINSCAPITAL BANK - AVATAR SYSTEMS, INC.

Exhibit 10.1

AGREED as of the date first written above.

LENDER:		ADDRESS:

PLAINSCAPITAL BANK		2911 Turtle Creek Boulevard, Suite 1300 Dallas (Dallas County), Texas 75219

By:	/s/ Brian Riordan
Name:	Brian Riordan
Title:	Vice President

DEBTOR:		ADDRESS:

AVATAR SYSTEMS, INC.		2801 Network Drive, Suite 210 Frisco, TX 75034

By:	/s/ Robert C. Shreve
Name:	Robert C. Shreve.
Title:	President

CONFIRMATION OF GUARANTY ATTACHED

AMENDMENT TO LOAN AND SECURITY AGREEMENT - PAGE 4
PLAINSCAPITAL BANK - AVATAR SYSTEMS, INC.

Exhibit 10.1

CONFIRMATION OF GUARANTY

To induce Lender to enter into the foregoing Amendment, the undersigned (whether one or more, “Guarantor”): (a) consents and agrees to the execution, delivery and effectiveness of the Amendment, (b) ratifies and confirms that all guaranties and assurances granted, conveyed or otherwise provided to Lender under the Loan Documents, are not released, diminished, impaired, reduced, or otherwise adversely affected by the Amendment and continue to guarantee and assure the full payment and performance of the indebtedness and obligations as renewed, increased, extended, restated or replaced pursuant to the Amendment in accordance with the terms and conditions of such guarantees, (c) agrees to perform such acts and duly authorize, execute, acknowledge and deliver such additional guarantees, assurances and other documents, instruments and agreements as Lender may reasonably deem necessary or appropriate in order to create, perfect, preserve and protect those guaranties and assurances, and (d) waives notice of acceptance of this confirmation, which consent and agreement binds Guarantor and Guarantor’s successors and assigns and inures to Lender and its successors and assigns.

Guarantor acknowledges and agrees that (a) Guarantor is not required by the terms of the Note or any other Loan Document to consent to the Amendment, and (b) nothing in the Note or any other Loan Document shall be deemed to require the consent of Guarantor to any future waivers, amendments or modifications to the Loan Documents.

EXECUTED as of the Effective Date.

GUARANTOR:		ADDRESS:

5154 Carnegie Drive Frisco, TX 75034

By:	/s/ Robert C. Shreve
ROBERT C. SHREVE

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PLAINSCAPITAL BANK - AVATAR SYSTEMS, INC.